Exhibit 10.2

                              CONSULTING AGREEMENT

This Consulting Agreement is made as of January 1, 2003

BETWEEN:

     Arbor Inc. a company duly incorporated and validly existing under the laws of Nevada and having an office at 9130 Dadeland Blvd, Suite 1613, maim FL 33156 ("Arbor":

ON THE FIRST PART, AND:

     Prosper Financial Inc. of 1645 South Miami Avenue, Miami FL 33129 ("Prosper"):

ON THE SECOND PART:

WHEREAS:

     A. Arbor desires to have the expertise, assistance and services of Prosper, in connection with the management and promoting of the Company.
     B. Prosper has agreed to act as a Consultant to provide such expertise, assistance and services upon the terms and conditions hereinafter set forth; and
     C. Arbor and Prosper now wish to record their understanding as to the consulting services to be provided by Prosper to Arbor.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree with the others as follows:

          1. Arbor hereby agrees to retain and engage the services of Prosper as a consultant, and Prosper hereby accepts such engagement on the terms and conditions hereinafter set forth.
          2. The terms of the engagement of Prosper by Arbor as a consultant will be deemed to have commenced effective January 1, 2003 and will continue pursuant to this agreement for a total of one year from the date of this Agreement, subject to the provisions of paragraph 8 herein.
          3. For all services rendered by Prosper to Arbor, Arbor will pay to Prosper a consulting fee of US$ 3,000 per month.
          4. The aforesaid consulting fee to Prosper will become due and payable by Arbor on the tenth business day of each calendar month following the month for which services have been rendered.
          5. Arbor will reimburse Prosper for all reasonable pre-approved expenses incurred for management and promoting Arbor, provided that Prosper submits a reasonable itemized account of such expenses, together with all


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               applicable  receipts  and description of the particular matter in respect of which such expenses incurred. If any individual expense exceeds $600.00 the company shall first approve it before being incurred.
          6. Without cause, Arbor may terminate this Agreement at any time upon 30 days written notice to Prosper. In such event, Prosper if requested to do so by Arbor, will continue to render the services to be provided hereunder and will be paid its regular compensation up to the date of termination. Prosper may terminate this Agreement and its retainer by Arbor upon 30 days' written notice to Arbor and, in such event, Prosper will continue to render the services to be provided hereunder and will be paid its regular compensation up to the effective date of termination.
          7. Any notice required or desired to be given under this Agreement will be deemed sufficiently given and received if in writing and delivered or sent by double registered mail to the address of Arbor and Prosper set forth above.
          8. This Agreement of Prosper as a consultant by Arbor will be renewed for successive periods upon the mutual agreement of Prosper and Arbor confirmed in writing at least 15 days prior to the expiry of this Agreement.
          9. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.
          10. The terms of this Agreement may be terminated prior to expiration of the terms provided in Section 2 hereof in accordance with the following paragraphs. Any termination by Arbor shall be communicated by Notice of Termination to the Consultant. A "Notice of Termination" means a written notice which indicates the specific termination provision, in this Agreement relies up
               (ii) if the termination date is other than the date of receipt of such notice, specifies the termination date, which date shall not be more than sixty (60) calendar days after the giving of such notice.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ARBOR  INC.


                                Signed, Sealed and Delivered in the presence of:


Per:
      ------------------------  -------------------------------------
        Costas  Takkaas                 Witness


Per:
      ------------------------  -------------------------------------
        Maria C. Maz
        Prosper Financial Inc.          Witness


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